Exhibit 23.3

                        Consent of BK Associates, Inc.

                                    E-23.3

                              BK Associates, Inc.

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 o Fax (516) 365-6287


                                                               Exhibit 23.3





                           August 25, 2003






                        CONSENT OF BK ASSOCIATES, INC.


         We hereby consent to the incorporation by reference in this Registration Statement of Morgan Stanley on Form S-8 of the references to us appearing in Note 19 to Morgan Stanley's consolidated financial statements included in Item 8 of Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and Note 14 to Morgan Stanley's condensed consolidated financial statements included in Part I, Item 1 of Morgan Stanley's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003.



                                     Sincerely,


                                     BK ASSOCIATES, INC.







                                     /s/ John F. Keitz
                                     John F. Keitz
                                     President
                                     ISTAT Senior Certified Appraiser

JFK/kf